UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Voltari Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Message to Voltari Common Stockholders

August 5, 2019

Dear Voltari Common Stockholder:

On March 22, 2019, Voltari Corporation (“Voltari”) entered into an Agreement and Plan of Merger (the “Agreement”), by and among Voltari, Starfire Holding Corporation, a Delaware corporation (“Parent”), and Voltari Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent. Parent is the controlling stockholder of Voltari.

If the merger transaction contemplated by the Agreement is consummated, Voltari will be acquired by its controlling stockholder and each outstanding share of Voltari common stock (other than certain excluded shares) will be converted into the right to receive $0.86 in cash, without interest, upon the closing of the merger. Following the merger, Voltari will no longer be a publicly-held company and you will no longer be a stockholder of Voltari. Voltari has called a special meeting of its common stockholders to approve the Agreement and the transactions contemplated thereby, including the merger. We need your vote!

◾	Special Meeting Date: August 20, 2019.

◾

Your Vote is Important: Whether or not you attend the Special Meeting, we urge you to submit your vote once you have reviewed the definitive proxy statement. Your failure to vote your shares of Voltari common stock will have the same effect as a vote against this transaction.

◾

Vote Today: In order to finalize the vote by the date of the Special Meeting, please vote right away. The Board of Directors of Voltari (the “Board”) unanimously recommends that you vote FOR the proposed transaction. There are three easy ways to vote your shares of Voltari common stock today!

If you need additional assistance, please contact our proxy solicitor:

D.F. King & Co, Inc.

Call Toll-Free: (877) 297-1746

Email: VLTC@dfking.com

Benefits and Considerations for Voltari Common Stockholders

	VOLTARI TODAY	BENEFITS OF THE MERGER

	Liquidity Challenges	Immediate Value

LIQUIDATION VALUE

◾  Voltari would need additional funding to continue its operations, which amount of funding may be substantial

◾  Voltari has historically failed to generate a profit and has operated at a significant loss

◾  Stockholders will immediately realize a certain and fair value for their shares

◾  Merger consideration was increased three times as a result of extensive negotiations between the Special Committee of Voltari’s Board and the controlling stockholder

	Illiquid and Uncertain Investment	Immediate Liquidity

LIQUIDITY OF INVESTMENT

◾  Relatively limited trading volume of common stock

◾  The market price for Voltari’s common stock had generally been declining prior to December 6, 2018, the last trading day before the announcement of the initial transaction offer, throughout 2018

◾  Merger consideration consists solely of cash, providing common stockholders with certainty of liquidity upon consummation of the merger

◾  Eliminates any uncertainty in valuing the consideration to be received by stockholders

	Limited Opportunities	Opportunity for Value

STRATEGIC OPPORTUNITIES

◾  No third-party acquiror had indicated any interest in pursuing any strategic transaction involving Voltari

◾  Any potential third-party acquiror would not be able to acquire Voltari without the consent of Voltari’s controlling stockholder and its affiliates

◾  The merger allows stockholders the ability to pursue other investment alternatives

◾  The value to unaffiliated, non-controlling common stockholders of Voltari continuing as an independent public company may not be as great as the merger consideration due, in part, to the potential risks and uncertainties associated with the near-term prospects of Voltari

The merger consideration of $0.86 per share of common stock represents a premium of approximately 139% over Voltari’s closing stock price on December 6, 2018, the last trading day before the announcement of the initial offer from affiliates of Voltari’s controlling stockholder, and a premium of approximately 48% over the purchase price proposed by affiliates of the controlling stockholder in their initial offer of $0.58 per share.

Proxy Advisory Firms ISS and Glass Lewis Recommend Voltari Common Stockholders Vote “FOR” Approval of the Merger Transaction, with ISS crediting “the substantial premium to the unaffected price and the thorough sales process conducted by the independent special committee”

The Board of Directors of Voltari unanimously recommends

that you vote FOR the proposed merger

Your Vote is Important!

Vote Your Shares of Common Stock Today!

If you need additional assistance, please contact our proxy solicitor:

D.F. King & Co, Inc.

Call Toll-Free: (877) 297-1746

Email: VLTC@dfking.com

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement in this communication about future events, expectations, plans or prospects for Voltari, or about Voltari’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements. All statements other than statements of historical fact, including statements containing the words “may,” “will,” “should,” “could,” “would,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “predicts,” “potential” and similar expressions, are intended to identify forward-looking statements.

A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (1) the conditions to the completion of the merger, including the required approval by Voltari’s stockholders (including the majority of the minority stockholder approval), may not be satisfied on the terms expected or on the anticipated schedule; (2) the parties’ ability to meet expectations regarding the timing and completion of the merger; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (4) the effect of the announcement or pendency of the merger on our business relationships, operating results, and business generally; (5) risks that the proposed merger disrupts Voltari’s current plans and operations; (6) risks related to diverting management’s attention from Voltari’s ongoing business operations; (7) the outcome of any legal proceedings that may be instituted against Voltari related to the merger or the merger agreement; (8) the amount of the costs, fees, expenses and other charges related to the merger; and (9) other factors discussed from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”), including the factors discussed in Item 1A of Voltari’s Annual Report on Form 10-K filed with the SEC on March 8, 2019, in Item 1A of Voltari’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and in subsequent SEC filings, which are available at http://www.sec.gov.

Voltari assumes no obligation to update any forward-looking statements, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication (unless specified otherwise) with respect to future events. Voltari does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements, whether as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Voltari or any other person that the events or circumstances described in such statement are material.

You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this communication (unless specified otherwise) or, in the case of documents referred to herein, the dates of those documents.

Additional Information and Where to Find It

In connection with the merger, Voltari has filed with the SEC and mailed to its common stockholders a proxy statement and other relevant materials. The proxy statement contains important information about Voltari, the acquiring parties and certain of their affiliates, the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement and other relevant materials filed with the SEC by Voltari through the website maintained by the SEC at www.sec.gov or by directing a written request to Voltari at 767 Fifth Avenue, Suite 4700, New York, NY 10153, or by telephone at (212) 388-5500. In addition, investors and security holders are able to obtain free copies of the documents filed with the SEC on Voltari’s website at www.voltari.com.

Participants in the Solicitations

Voltari and its directors and executive officers may be deemed to be “participants” in the solicitation of proxies from Voltari’s stockholders in connection with the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests, by security holdings or otherwise, in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of Voltari’s stockholders in connection with the merger by reading the proxy statement and the other relevant materials filed with the SEC by Voltari. Information about Voltari’s directors and executive officers may also be found in Voltari’s definitive proxy statement for its most recent annual meeting of stockholders, filed with the SEC on April 24, 2018. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to Voltari as provided above.